Exhibit (G)(2)

FORM OF

SUB-ADVISORY AGREEMENT

VOYA ENHANCED SECURITIZED INCOME FUND

AGREEMENT, effective as of [ ], between Voya Investments, LLC, an Arizona limited liability company (the "Manager"), and Voya Investment Management Co. LLC, a Delaware limited liability company (the "Sub-Adviser").

WHEREAS, Voya Enhanced Securitized Income Fund (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company; and

WHEREAS, pursuant to an Investment Management Agreement, effective as of [ ] (the "Investment Management Agreement"), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Manager to render advisory and management services to the Trust; and

WHEREAS, pursuant to authority granted to the Manager in the Investment Management Agreement, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to the Trust, and the Sub-Adviser is willing to furnish such services to the Trust and the Manager.

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

1.Appointment. The Manager hereby appoints the Sub-Adviser to act as the investment adviser and manager to the Trust for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation set forth on Schedule A hereto. To the extent that the Sub-Adviser is not the only person providing investment advisory services to the Trust, the term "Trust" shall be interpreted for purposes of this Agreement to include only those assets of the Trust over which the Sub-Adviser is directed by the Manager to provide investment advisory services.

2.Sub-Adviser Duties. Subject to the supervision of the Trust's Board of Trustees and the Manager, the Sub-Adviser will provide a continuous investment program for the Trust's portfolio and determine in its discretion the composition of the assets of the Trust's portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Trust's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Trust, when these transactions should be executed, and what portion of the assets of the Trust should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of the Trust, the Sub- Adviser shall make decisions for the Trust as to foreign currency matters and make determinations

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as to and execute and perform foreign currency exchange contracts on behalf of the Trust. The Sub- Adviser will provide the services under this Agreement in accordance with the investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment. The Sub- Adviser further agrees as follows:

(a)The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees of which the Sub- Adviser has been sent a copy, and the provisions of the Registration Statement of the Trust filed under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager's portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager and agreed to by the Sub- Adviser. In carrying out its duties under the Sub-Adviser Agreement, the Sub-Adviser will comply with the following policies and procedures:

(i)The Sub-Adviser will (1) manage the Trust so that it meets the income and asset diversification requirements of Section 851 of the

Internal Revenue Code of 1986, as amended (the "Code"), and (2), if applicable, manage the Trust so that no action or omission on the part of the Sub-Adviser shall cause the Trust to fail to comply with the diversification requirements of Section 817(h) of the Code, and the regulations issued thereunder.

(ii)The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Trust are invested in connection with annual and special meetings of equity stockholders, provided however, that the Sub-Adviser retains responsibility to vote or abstain from voting all solicitations with respect to non-equity portfolio securities and all portfolio securities for matters with regard to bankruptcy or related plans of reorganization unless the Manager gives the Sub-Adviser written instructions to the contrary. The Sub-Adviser will immediately forward any proxy it receives on behalf of the Trust solicited by or with respect to the issuers of securities in which assets of the Trust are invested to the Manager or to any agent of the Manager designated by the Manager in writing.

The Sub-Adviser will make appropriate personnel reasonably available for consultation for the purpose of reviewing with representatives of the Manager and/or the Board any proxy solicited by or with respect to the issuers of securities in which assets of the Trust are invested. Upon request, the Sub-Adviser will submit a written voting recommendation to the Manager for such proxies. In making such recommendations, the Sub- Adviser shall use its good faith judgment to act in the best interests of the

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Trust. The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.

(iii)In connection with the purchase and sale of securities for the Trust, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Trust, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Trust. With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Trust's custodian and portfolio accounting agent.

(iv)The Sub-Adviser will assist the custodian and portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust or adopted by the Board of Trustees, the value of any portfolio securities or other assets of the Trust for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust's assets and will not take possession or custody of such assets.

(v)The Sub-Adviser will provide the Manager, no later than the 10th business day following the end of the Trust's semi-annual period and fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 27(b)(7) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

(vi)The Sub-Adviser will complete and deliver to the Manager a written compliance checklist in a form provided by the Manager for each month by the 10th business day of the following month.

(b)The Sub-Adviser will make available to the Trust and the Manager, promptly upon request, any of the Trust's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers

Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub- Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Trust which may be requested in order to

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ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(c)The Sub-Adviser will provide reports to the Trust's Board of Trustees for consideration at meetings of the Board of Trustees on the investment program for the Trust and the issuers and securities represented in the Trust's portfolio, and will furnish the Trust's Board of Trustees with such periodic and special reports as the Trustees and the Manager may reasonably request.

(d)With respect to any investments, including, but not limited to, repurchase and reverse repurchase agreements, derivatives contracts, futures contracts, International Swaps and Derivatives Association, Inc. Master Agreements, and options on futures contracts ("futures"), which are permitted to be made by the Sub-Adviser in accordance with this Agreement and the investment objectives and strategies of the Trust as outlined in the Registration Statement for the Trust, the Manager hereby authorizes and directs the Sub-Adviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing as agent, brokerage agreements and other documents to establish, operate and conduct all brokerage or other trading accounts, and executing as agent, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Manager acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes.

3.Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Trust's portfolio, broker-dealer selection, and negotiation of brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Trust, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, and determined in consultation with the Manager, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Trust's Board of Trustees or Manager may determine and consistent with Section 28(e) of the

Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that

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transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker- dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or the Manager's overall responsibilities with respect to the Trust and to their respective other clients as to which they exercise investment discretion. The Sub-Adviser will consult with the Manager to the end that portfolio transactions on behalf of the Trust are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Manager. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Trust, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub- Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Trust's Board of Trustees indicating the broker-dealers to which such allocations have been made and the basis therefor.

4.Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Post- Effective Amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Sub-Adviser will provide the Manager with a copy of the Sub-Adviser's Form ADV, Part II at the time the Form ADV is filed with the SEC.

5.Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Trust shall be responsible for all the expenses of the Trust's operations. In addition, if the Fund is required, under applicable law, to supplement the Registration Statement because of a change requested by the Sub-Adviser, the Sub- Adviser will reimburse the Fund and/or the Manager for the cost of preparing, printing and distributing such supplement, unless the Sub-Adviser is requesting the change in order to comply with an applicable law, rule or regulation.

6.Compensation. For the services provided to the Trust, the Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Trust in Schedule A hereto, payable monthly in arrears. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Investment Management Agreement, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager; provided, however, that if the Trust fails to pay the Manager all or a portion of the Investment Management fee under said Investment Management Agreement when due, and the amount that was paid is insufficient to cover the Sub-Adviser's fee under this Agreement for the period in question, then the Sub-Adviser may enforce against the Trust any rights it may have as a

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third-party beneficiary under the Investment Management Agreement and the Manager will take all steps appropriate under the circumstances to collect the amount due from the Trust.

7.Marketing Materials.

(a)During the term of this Agreement, the Sub-Adviser agrees to furnish the Manager at its principal office for prior review and approval by the Manager all written and/or printed materials, including but not limited to, PowerPoint® or slide presentations, news releases, advertisements, brochures, fact sheets and other promotional, informational or marketing materials (the "Marketing Materials") for internal use or public dissemination, that are produced or are for use or reference by the Sub-Adviser, its affiliates or other designees, broker-dealers or the public in connection with the Trust, and Sub-Adviser shall not use any such materials if the Manager reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. Marketing Materials may be furnished to the Manager by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

(b)During the term of this Agreement, the Manager agrees to furnish the Sub- Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, or Marketing Materials prepared for distribution to shareholders, or the public that refer to the Sub-Adviser in any way, prior to the use thereof, and the Manager shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Manager agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Marketing Materials may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

8.Compliance.

(a)The Sub-Adviser agrees to use reasonable compliance techniques as the Manager or the Board of Trustees may adopt, including any written compliance procedures.

(b)The Sub-Adviser agrees that it shall promptly notify the Manager and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Sub-Adviser further agrees to notify the Manager and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub- Adviser that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or if any statement contained therein that becomes

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untrue in any material respect.

(c)The Manager agrees that it shall promptly notify the Sub-Adviser (1) in the event that the SEC has censured the Manager or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

9.Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for the Trust may be the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

10.Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in connection with the Trust all information furnished to the Trust or the Manager by the Sub-Adviser, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or this Trust.

11.Non-Exclusivity. The services of the Sub-Adviser to the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Trust, except that such consultations are permitted between the current and successor sub-advisers of the Trust in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

12.Representations Respecting Sub-Adviser. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Trust concerning the Sub-Adviser or the Trust other than the information or representations contained in the

Registration Statement, prospectus, or statement of additional information for the Trust's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the

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Trust, or in sales literature or other promotional material approved in advance by the Sub- Adviser, except with the prior permission of the Sub-Adviser.

13.Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

14.Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Manager agrees that the Sub-Adviser, any affiliated person of the Sub- Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub- Adviser's duties, or by reason of reckless disregard of the Sub- Adviser's obligations and duties under this Agreement.

15.Indemnification.

(a)The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of

Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the

Manager's responsibilities to the Trust which (1) may be based upon the Manager's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Trust, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust or to any affiliated person of the Manager by a Sub- Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b)Notwithstanding Section 14 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and any controlling person of the Manager (all of such persons being referred to as "Manager

Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become

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subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub- Adviser of the Trust which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Trust, or any affiliated person of the Manager or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)The Manager shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub- Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub- Adviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub- Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub- Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result

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in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

(d)The Sub-Adviser shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

16.Duration and Termination.

(a)This Agreement shall continue in full force and effect for two years from the effective date of this Agreement. Thereafter, unless earlier terminated, the Agreement shall continue in full force and effect for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Trust (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the

Manager, cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated: (a) by the Manager at any time, upon sixty (60) days' written notice to the Sub-Adviser and the Trust,

(b)at any time without payment of any penalty by the Trust, by the Trust's Board of Trustees or a majority of the outstanding voting securities of the Trust, upon sixty (60)

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days' written notice to the Manager and the Sub-Adviser, or (c) by the Sub-Adviser upon three (3) months' written notice unless the Trust; or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub- Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Trust as required by the terms of this Agreement.

In the event of termination for any reason, all records of the Trust for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub- Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 12, 13, 14 and 15 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 16 and, to the extent that only amounts are owed to the Sub- Adviser as compensation for services rendered while the Agreement was in effect, Section 6.

(b)Notices. Any notice must be in writing and shall be sufficiently given

(1)when delivered in person, (2) when dispatched by telegram or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Voya Enhanced Securitized Income Fund

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258-2034

Attention: Kimberly A. Anderson

If to the Sub-Adviser:

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327

Attention: Catrina Willingham

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With a copy to:

Voya Investment Management Co. LLC

7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258-2034

Attention: Huey P. Falgout, Jr.

If to the Manager:

Voya Investments, LLC

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

Attention: Todd Modic

17.Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved as required by applicable law.

18.Miscellaneous.

(a)This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(b)The Manager and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Investment Management Agreement.

(c)The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d)To the extent permitted under Section 16 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

(e)If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(f)Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

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(g)This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

VOYA INVESTMENTS, LLC

By:	________________________
Name:	Todd Modic
Title:	Senior Vice President

VOYA INVESTMENT MANAGEMENT CO.

LLC

By:	__________________________
Name:	Catrina Willingham
Title:	Vice President

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AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee

(as a percentage of average daily
Trust	Managed Assets* allocated to the Sub-Adviser)

Voya Enhanced Securitized Income Fund	0.52%

*Managed Assets are defined as the Trust's "total managed assets." Total managed assets means the total assets of the

Trust (including assets attributable to any reverse repurchase agreements and borrowings) minus the Trust 's accrued liabilities (other than liabilities for reverse repurchase agreements and the principal amount of any borrowings incurred). The average daily total managed assets shall be determined by taking an average of all the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect. By way of clarification, with respect to any reverse repurchase agreement or similar transaction, "total managed assets" includes any proceeds from the sale of an asset of the Trust to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

A-1

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